EXHIBIT (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 23, 2009, relating to the financial statements and financial highlights which appears in the December 31, 2008 Annual Report to Shareholders of the Forward Real Estate Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

March 20, 2009

Exhibit (14)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in Additional Information About the Funds and “Representations and Warrants” in Forms of Agreement and Plan of Reorganization (Exhibit A) by and between Forward Funds and The Kensington Funds (Kensington Real Estate Securities Fund, Kensington Select Income Fund, Kensington Strategic Realty Fund, Kensington International Real Estate Fund, Kensington Global Real Estate Fund, and Kensington Global Infrastructure Fund, collectively, the “Kensington Funds”), included in the Registration Statement on Form N-14 of the Forward Funds (File No. 033-48940), and to the incorporation into the N-14 Registration Statement of our report dated February 24, 2009, on the financial statements and financial highlights of the Kensington Funds included in its Annual Report for the year ended December 31, 2008.

Ernst & Young, LLP

San Francisco, California

March 23, 2009